EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Reports Record Year End Financial Results

Year over Year Revenue Increase of 332%

FY2021 Q3 to FY2021 Q4 Revenue Increase of 14 % and Profitable FY2021 Q4

Conference Call Scheduled for 11:00 AM Eastern

Las Vegas, NV and VANCOUVER, B.C., CANADA (November 19, 2021) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator, is pleased to announce financial results for the fiscal year ended July 31, 2021 and is providing shareholders with an operational update and select financial results.

FY2021 Financial Summary (results expressed in $USD unless otherwise indicated):

•	For the fiscal year ended July 31, 2021, achieved record annual consolidated revenue of $26.90 million, a 332% increase over FY2020 of $6.23 million
•	Gross profit totalled $11.99 million for FY2021, an increase of 695% over FY2020 of $1.51 million
•	Gross profit margin of 45%, an improvement of 87% over FY2020 gross margin of 24%
•	Basic and Diluted loss per share of $(0.02) for FY2021;
•	Net Loss of $1.98 million, an improvement of $2.62 million from FY2020 Net Loss of $4.60 million
•	Adjusted EBITDA of $3.96 million*, an improvement of $6.43 million over FY2020 Adjusted EBITDA of $(2.47 million)*
•	At July 31, 2021, BaM had $7.37 million in cash;
•	Total Current Assets were $14.31 million, Total Assets were $48.13 million, Total Current Liabilities were $6.45 million and Total Liabilities were $13.78 million at July 31, 2021; and
•	109,077,778 common shares were outstanding as at July 31, 2021.

FY 2021 Q4 Summary (results expressed in $USD unless otherwise indicated):

•	Q4 consolidated revenue of $8.14 million, a 14% gain over Q3 consolidated revenue of $7.16 million;
•	Gross profit totalled $3.17 million, yielding a gross profit margin of 39%;
•	Basic and Diluted earnings per share $(0.00) for Q4;
•	Adjusted EBITDA of $1.53 million* for Q4;
•	Cashflows from operations of $0.32 million for Q4; and
•	Net income of $0.20 million for Q4.

Operational Milestones for FY2021 and to Date:

California:

•	Completed license transfer of the ShowGrow Long Beach dispensary into a 100% owned subsidiary of BaM in September 2020.

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Nevada:

•	Completed construction of space conversion in the cultivation facility to convert past production area into new cultivation space to provide an approximate 20% increase in flower canopy;
•	Developed proprietary new strains and expanded Body and Mind branded SKU’s; and
•	Partnered with Her Highness to launch the Her Highness brand in Nevada.

Ohio:

•	Completed license transfer for the Clubhouse Dispensary to a 100% owned subsidiary of BaM in August 2020;
•	Rebranded The Clubhouse dispensary to Body and Mind;
•	Completed construction of approximately 4,000 square foot production facility;
•	Closed NMG Ohio Dispensary and Production Facility transaction; and
•	Produced and shipped the first Body and Mind branded products for the Ohio market.

Arkansas:

•	Body and Mind dispensary awarded “Best Dispensary in Arkansas” by Ark420.com; and
•	Commenced cultivation activities in Arkansas with in-state partner, Comprehensive Care Group LLC.

Michigan:

•	Commenced vertical market expansion into Michigan;
•	The Company has leased a commercial building in Manistee, MI with the intent of developing a cultivation facility with 50,000 square feet of canopy as well as a production facility;
•	Received state and local preapproval licenses, and building permits to advance a Phase 1 cultivation and production facility with approximately 25,000 square feet of indoor cultivation and 5,000 square feet of production/manufacturing;
•	Received state and local preapproval licenses, and building permits to advance a dispensary facility; and
•	Commenced construction of a wholly owned dispensary in Muskegon.

Illinois

•	Announced the company has management agreements with two entities that have been identified in the Illinois Department of Financial and Professional Regulation (IDFPR) results of the Social Equity Justice Lottery as recipients of Conditional Adult-Use Cannabis Dispensary Licenses (Conditional Licenses) in the greater Chicago-area zone.

“We achieved record revenue in FY2021 and profitability in FY2021 Q4 as a result of our team’s focus on operations, quality products, lean structure and service to our customers,” stated Michael Mills, Chief Executive Officer of BaM. “Throughout FY2021 we saw continued growth from our diversified operations as our new facilities continued to ramp up. We incurred one-time charges in Q4 as we advanced new operations and look forward to increased revenue from existing operations, new Ohio production operations and flower sales from cultivation in Arkansas. Our debt financing and positive cashflow allows us to advance our Michigan developments and continue to accelerate our growth by upgrading and expanding our existing assets, pursuing new state licenses and evaluating attractive acquisition opportunities.”

*Adjusted EBITDA is a Non-GAAP metric used by management that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management defines the Adjusted EBITDA as the Income (loss) from operations, as reported, before interest, taxes, and adjusted for removing other non-cash items, including the stock-based compensation expense, depreciation, and further adjustments to remove acquisition related costs or gains. Management believes Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-cash items and acquisition activities. The most comparable financial measure calculated and presented in accordance with U.S. GAAP is net operating income (loss), which was presented above prior to the Adjusted EBITDA figure.

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FY2021 Year End Conference Call Details

The Company will be hosting earnings call on Friday, November 19th, 2021 at 11:00 a.m. Eastern.

Participants can dial 1-888-664-6392 or 416-764-8659 and use confirmation number 13970998.

A replay of the conference call will be available at 1-888-390-0541 until November 26, 2021. Please use replay number 970998 #

The audited consolidated financial statements for the fiscal year ended July 31, 2021 are available on SEDAR and EDGAR and should be read in connection with this news release.

About Body and Mind Inc.

BaM is an operations focused, multi-state operator investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds medical and adult-use cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN products. BaM cannabis strains have won numerous awards including the Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas, Ohio and Michigan and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson
+1 203 862 0492
Jonathan.Paterson@HarborAccessLLC.com

Company Contact:

Michael Mills
CEO
Tel: 800-361-6312
ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

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Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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